UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2017

CONNECTURE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36778	58-2488736
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

18500 West Corporate Drive, Suite 250

Brookfield, WI 53045

(Address of principal executive offices, including zip code)

(262) 432-8282

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 17, 2017, the Board of Directors of Connecture, Inc., a Delaware corporation (the “Company”), approved the voluntary withdrawal of the Company’s common stock from listing on the Nasdaq Global Market (the “NGM”).  On October 20, 2017, the Company notified the Nasdaq Stock Market (“Nasdaq”) of its intent to file a Form 25 with the Securities and Exchange Commission (“the Commission”) to effect such voluntary withdrawal.  The Company plans to file the Form 25 with the Commission on or about October 30, 2017, and expects that its common stock will be suspended and cease trading on the NGM effective upon the filing of the Form 25. The Company expects that the Form 25 will be effective on or about November 9, 2017.

The Company is currently taking the steps necessary so that its common stock may be quoted for trading in the OTCQX US Market, operated by OTC Markets, Inc., under its current trading symbol “CNXR” following the withdrawal from trading on the NGM.  The Company expects that its common stock will continue to trade in the OTCQX US Market so long as market makers demonstrate an interest in trading in the common stock.  The Company will remain a reporting company under the Securities Exchange Act of 1934, as amended, immediately following the voluntary withdrawal from the NGM.

As previously disclosed, the Company has received notices from Nasdaq that the Company is not in compliance with the $15 million minimum market value of publicly held shares continued listing standard, as required by Nasdaq Listing Rule 5450(b)(2)(C), and the minimum bid price of $1 per share continued listing standard, as set forth in Nasdaq Listing Rule 5450(a)(1).  If the Company were to remain on the NGM and not regain compliance with such Nasdaq Listing Rules by October 31, 2017 and November 27, 2017, respectively, its common stock would be subject to delisting by Nasdaq.  The Company’s Board of Directors approved the voluntary withdrawal of the Company’s common stock from listing on the NGM as a result of its assessment of the probability of the Company’s regaining compliance with the Nasdaq Listing Rules, the common stock’s current trading volume and price, and the costs of seeking to maintain eligibility to list the Company’s common stock on the NGM.

Item 8.01	Other Events.

On October 20, 2017, the Company issued a press release announcing its intent to voluntarily delist its common stock from trading on the NGM, as described in Item 3.01 above.  A copy of the press release is filed as an exhibit to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release dated October 20, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONNECTURE, INC.

Date: October 20, 2017	/s/ Vincent E. Estrada
Vincent E. Estrada Chief Financial Officer